Exhibit 99.3

Proforma Financial Information

Index to Proforma Statements

Page

Proforma Consolidated Balance Sheets as of September 30, 2011	1

Consolidated Proforma Statement of Operations For the Three months ended September 30, 2011 and 2010	2

Consolidated Proforma Statement of Cash Flows For the nine months ended September 30, 2011 and 2010 For the nine months ended September 30, 2011 and 2010	3

Notes to Proforma Financial Information	4

GlyEco, Inc. & Subsidiaries
Proforma Consolidated Balance Sheets
September 30, 2011

	Environmental	Global Reycling		Reverse Merger	Consolidated
	Credits, Ltd	Technolgies		Adjustment	Proforma
	09/30/2011	09/30/2011			09/30/2011
	Unaudited	Unaudited		Unaudited	Unaudited
	(1)
Current Assets

Cash	$-	$102,031		$-	$102,031
Accounts receivable, net	-	-		-	-
Total assets	-	102,031		-	102,031

Liabilities and Shareholders' Deficit

Accounts payable	-	149,781		-	149,781
Interest payable	-	361,353		-	361,353
Due to related parties	-	507,300		-	507,300
Convertible note payable	-	1,000,000		-	1,000,000
Total liabilities	-	2,018,434		-	2,018,434

Common stock	730,342	2,871	(2)	(730,342)	2,871
Preferred stock	-	-		-	-
Common stock subscribed	(62,500)		(2)	62,500	-
Treasury stock	(1,500)		(2)	1,500	-
Additional paid-in capital	8,888,038	5,166,394	(2)	(8,888,038)	5,166,394
Options and warrants outstanding	-	107,347			107,347
Accumulated deficit	(9,554,379)	(7,193,014)	(2)	9,554,379	(7,193,014)
Total shareholders' deficit	-	(1,916,402)		-	(1,916,402)
					-
Total liabilities and shareholders' deficit	$-	$102,031		$-	$102,031

The financial information presented herein has been prepared by management without audit by independent certified public accountants

GlyEco, Inc. & Subsidiaries
Consolidated Proforma Statement of Operations
For periods ended September 30, 2011 and 2010

	For the 3-month period ended September 30			For the 9-month period ended September 30
	2011	2010		2011		2010

	(Unaudited)	(Unaudited)		(Unaudited)		(Unaudited)

Net Sales	$200,517	270,991		498,569		554,183
Cost of goods sold	105,413	117,127		372,548		449,529
Gross profit	95,104	153,864		126,021		104,654

Operating expenses
Executive compensation	89,100	89,500		287,040		382,330
Legal fees	75,645	66,318		119,491		85,510
General and administrative	37,237	28,481		84,365		86,116
Total operating expenses	201,983	184,298		490,896		553,956

Other income and (expenses)
Interest income	83	76		357		240
Interest expense	(36,750)	(32,489)		(110,640)		(90,355)
Gain on debt forgiveness	157,399			157,399
Gain on fixed assets	16,000	-		16,000		-
Total other income and (expenses)	(136,732)	32,413	#	(63,116)	#	90,115

Income (Loss) from operations before income tax	29,854	(62,847)		(301,759)		(539,417)

Income taxes		50		50		50

Net profit (loss)	$29,854	(62,897)		(301,809)		$(539,467)

Primary and fully diluted loss per share	0.00	(0.01)		(0.03)		$(0.05)

The financial information presented herein has been prepared by management without audit by independent certified public accountants

GlyEco, Inc. & Subsidiaries
Consoldiated Proforma Statement of Cash Flows
For periods ended September 30, 2011 and 2010

	For the 9-month period ended September 30
	2011	2010

	(Unaudited)	(Unaudited)

Net Cash Flow From Operating Activities
Loss from operations	$(301,809)	(539,467)
Adjustments to reconcile net loss to net cash used by operating activities
Warrants and Options granted for services
Bad debt expense		5624
(Increase) decrease in accounts receivable	54,397	83,674
Increase (decrease) in accounts payable	(225,836)	(2,398)
Increase (decrease) in related party payable	16,500	174,800
Increase (decrease) in accrued interest	83,577	90,276

Net cash used by operating activities	(373,172)	(187,491)

Investing Activities	-	-

Net cash for investing activities	-	-

Financing Activities
Proceeds from the sale of common stock	470,100	176,349

Net cash provided by financing activities	470,100	176,349

Increase (decrease) in cash	96,928	(11,142)

Cash at the beginning of the period	5,103	86,174

Cash at end of period	$102,031	75,032

Interest paid during period	-	-
Taxes paid during period	50	50

Non Cash Transactions
Disposition of assets for services	$16,000	-
Debt forgiveness	157,399	-

The financial information presented herein has been prepared by management without audit by independent certified public accountants

Notes to Proforma Financial Information

(1) Ventana Capital Partners, Inc. (VCP) has paid all expenses and SEC related filing invoices for Environmental Credits, Ltd (EVCL) since it came out of Bankruptcy in May of 2007.  At that time all checking accounts were closed by order of the Bankruptcy Trustee.

Rather than establishing new bank accounts Ralph Amato, who is CEO of both VCP & majority shareholder of EVCL, wanted to keep the bookkeeping as simplified as possible so he opted to pay EVCL expenses from his own Company rather than loan money directly to EVCL.

(2) The adjustments to the equity section of the proforma balance sheet reflect the reverse merger transaction that took place on November 21, 2011.  Global Recycling is the accounting acquirer in the reverse merger transaction.

(3) The stockholders of Global Recycling exchanged an aggregate of 11,591,958 shares of common stock of Global Recycling, representing 100% of the issued and outstanding shares of common stock of Global Recycling on the date the Merger was consummated (the “Closing Date”), for aggregate of 11,591,958 shares of common stock of GlyEco which represented approximately 53.60% of issued and outstanding shares of common stock of GlyEco upon the consummation of the Merger. Also, pursuant to the Merger Agreement, the Company cancelled an aggregate of 63,000,000 shares of common stock held by Ralph M. Amato, the Chief Executive Officer, President and Chairman of the Company prior to the Merger. Upon the consummation of the Merger, GlyEco had an aggregate of 21,626,241 shares of common stock issued and outstanding.